UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On January 5, 2021, Aeglea BioTherapeutics, Inc. (the “Company”) updated its corporate presentation.

A copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K. The presentation is also available on the Company’s website in the Events & Presentations section at www.aegleabio.com.

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Pegzilarginase in Arginase 1 Deficiency

The Company recently disclosed that to date it had identified over 300 Arginase 1 Deficiency patients in the global addressable markets, including approximately 160 patients in the United States, representing approximately 65% of the estimated genetic prevalence population in the United States. Arginase 1 Deficiency is a serious, progressive disease with early mortality and high unmet medical need due to an autosomal recessive disorder of arginine metabolism.

Additionally, the Company announced updated guidance on the enrollment completion of its Phase 3 PEACE (Pegzilarginase Effect on Arginase 1 Deficiency Clinical Endpoints) clinical trial to evaluate the safety and efficacy of pegzilarginase in patients with Arginase 1 Deficiency. COVID-19 has created a limited access environment impacting the ability of some sites to schedule and complete the initial screening visits for our PEACE trial. Based on currently available information, the Company expects to complete enrollment in the Phase 3 PEACE trial by the end of March 2021 and anticipates that topline data from the trial will be available in the fourth quarter of 2021. To date, the Company has enrolled 22 patients, or approximately 75% of the targeted trial enrollment, and has nearly twice as many patients as needed for the trial at our active sites with a high level of patient and physician engagement.

AGLE-177 in Homocystinuria

The Company recently conducted an analysis of published literature and other data sources for AGLE-177 (formerly called ACN00177) for the treatment of Homocystinuria, a serious metabolic disorder characterized by elevated plasma homocysteine which leads to a wide range of life-altering complications and reduced life expectancy. Based on that analysis, the Company determined the Homocystinuria population may exceed 30,000 patients, including B6 responsive and B6-non-responsive patients, with approximately 15,000 to 18,000 estimated B6-non-responsive patients in the global addressable markets and approximately 6,000 to 6,600 estimated B6-non-responsive patients in the key commercial markets, which includes the U.S., France, Germany, Italy, Spain, and the United Kingdom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Corporate Presentation
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This press release contains "forward-looking" statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, the potential addressable markets of our product candidates, the timing and success of our clinical trials and related data, the timing and expectations for regulatory submissions and approvals, the timing of announcements and updates relating to our clinical trials and related data, our ability to enroll patients into our clinical trials, the expected impact of the COVID-19 pandemic on our operations and clinical trials, and the potential therapeutic benefits and economic value of our lead product candidate or other product candidates. Further information on potential risk factors that could affect our business and its financial results are detailed in our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: January 5, 2021	By:	/s/ Charles N. York II
Charles N. York II
Chief Financial Officer

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